AMENDMENT AGREEMENT NO. 6 dated NOVEMBER 7 2012 for CLOSURE SYSTEMS INTERNATIONAL B.V. as Chargor and WILMINGTON TRUST (LONDON) LIMITED as Chargee
RELATING TO A QUOTA CHARGE AGREEMENT DATED 29 JANUARY 2010 AS AMENDED ON 4 MAY 2010, 16 NOVEMBER 2010, 1 FEBRUARY 2011, 9 FEBRUARY 2011 AND 8 SEPTEMBER 2011

in respect of its Quota in CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

THIS AMENDMENT AGREEMENT (the "Agreement") is made on [*] 2011 – [Text of Public Notary to be inserted]
BETWEEN:

(1)
Closure Systems International B.V., a private company with limited liability incorporated under the laws of The Netherlands, having its seat as at the date of this Agreement at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, registered with the Chamber of Commerce in Amsterdam, The Netherlands, under registration number 34291082, as owner of the Quota (as defined below) and chargor under this Agreement (hereinafter referred to as the "Chargor");

and

(2)
Wilmington Trust (London) Limited, having its Registered office at Third Floor, 1 King’s Arms Yard, London, EC2R 7AF, the United Kingdom, acting as chargee under this Agreement, in its capacity as collateral agent acting on behalf and for the benefit of the Secured Parties (as defined below), as appointed under the First Lien Intercreditor Agreement and authorised to represent their joint and several rights in connection with this Agreement (hereinafter, with its successors, permitted transferees and permitted assignees in such capacity, referred to as the "Collateral Agent" or the "Chargee");

(1) and (2) are together hereinafter referred to as the "Parties" and "Party" means any of them, as the context may require.
This Agreement is hereby acknowledged and accepted by:

(3)
CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság a limited liability company (korlátolt felelősségű társaság) incorporated under the laws of Hungary, having its registered seat as at the date of this Agreement at Berényi út 72-100., 8000 Székesfehérvár, Hungary, registered with the Fejér County Court acting as court of registration under registration number Cg.07-09-013757 (hereinafter referred to as the "Company").

RECITALS:

(A)
The Parties hereby declare that the Quota Charge Agreement (as defined below) was originally concluded on 29 January 2010 between the Chargee and the Chargor, pursuant to both (i) the Credit Agreement and (ii) the 2009 Indenture (each as defined in the Quota Charge Agreement), and the Quota Charge Agreement was amended pursuant to, among others, (x) the 2010 Indenture, (y) the February 2011 Indenture and (z) the August 2011 Indenture (each as defined in the Quota Charge Agreement).

(B)
In connection with the Credit Agreement, the 2009 Indenture, the 2010 Indenture, the February 2011 Indenture and the August 2011 Indenture, certain parties have entered into a first lien intercreditor agreement dated 5 November 2009 between, among others, The Bank of New York Mellon as trustee under the 2009 Indenture, Credit Suisse AG as representative under the Credit Agreement and each grantor party thereto, as subsequently amended by Amendment No. 1 and Joinder Agreement dated 21 January 2010, which added the Collateral Agent as a collateral agent under the First Lien Intercreditor Agreement (the "First Lien Intercreditor Agreement").

(C)
Pursuant to an amendment no. 7 and incremental term loan assumption agreement dated 28 September 2012, and entered into between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Pactiv LLC (formerly Pactiv Corporation), Closure Systems International B.V., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc., Reynolds Consumer Products Inc., the lenders from time to time party thereto and Credit Suisse AG as administrative agent, the Credit Agreement has been amended and restated in the form of Schedule A attached thereto.

(D)
Pursuant to an indenture (the "September 2012 Secured Notes Indenture") dated 28 September 2012 and entered into among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. as issuers (and, together, the "September 2012 Issuers"), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch, as paying agent and Wilmington Trust (London) Limited as additional collateral agent, certain secured notes were issued by the September 2012 Issuers on 28 September 2012.

(E)
The obligations in respect of the September 2012 Secured Notes Indenture and any Senior Secured Note Documents (as defined therein) have been designated as "Additional Obligations" under, and in accordance with, section 5.02(c) of the First Lien Intercreditor Agreement.

(F)	As a consequence of the above, the Parties agreed to amend the Quota Charge Agreement and enter into this Agreement.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Quota Charge Agreement" means the quota charge agreement concluded in the form of a notarial deed dated 29 January 2010, as amended on 4 May 2010, 16 November 2010, 1 February 2011, 9 February 2011 and 8 September 2011 between the Chargor and the Chargee.

1.2	Incorporation of defined terms

(a)
Unless a contrary indication appears, a term defined in the First Lien Intercreditor Agreement and in the Quota Charge Agreement has the same meaning in this Agreement and in any notice given under this Agreement.

(b)	The principles of construction set out in the Quota Charge Agreement shall have effect as if set out in this Agreement.

1.3	Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

2.	AMENDMENTS TO THE QUOTA CHARGE AGREEMENT
With effect from the date of this Agreement:

(a)	The definition of "Credit Agreement" in clause 1.1 (Definitions) of the Quota Charge Agreement shall be replaced with the following wording:
""Credit Agreement" means the Credit Agreement dated as of 5 November 2009, among Closure Systems International B.V., Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc. and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time (including, without limitation by amendment no. 7 and incremental term loan assumption agreement dated 28 September 2012 entered into between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation), Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc., Reynolds Consumer Products Inc., the lenders from time to time party thereto and Credit Suisse AG as administrative agent, attached as Part I of Schedule 3 (Credit Agreement) to this Agreement."

(b)	The definition of "Loan Documents" in clause 1.1 (Definitions) of the Quota Charge Agreement shall be replaced with the following wording:
""Loan Documents" means the "Credit Documents" under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document (including also the documents attached to Schedule 3 to this Agreement)."

(c)
The definitions of "May 2010 Incremental Assumption and Amendment Agreement", "September 2010 Incremental Assumption and Amendment Agreement", "February 2011 Incremental Assumption and Amendment Agreement" and "August 2011 Incremental Assumption and Amendment Agreement" shall be deleted in clause 1.1 (Definitions) of the Quota Charge Agreement.

(d)	The following new definitions shall be inserted in clause 1.1 (Definitions) of the Quota Charge Agreement in alphabetical order:
""September 2012 Issuers" means the "Issuers" under, and as defined in, the September 2012 Secured Notes Indenture, including their successors in interest."
""September 2012 Secured Notes Indenture" means the indenture dated 28 September 2012, among the September 2012 Issuers and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch, as paying agent and Wilmington Trust (London) Limited, as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, attached as Part X of Schedule 3 (September 2012 Secured Notes Indenture) to this Agreement."

(e)	Clause 2.1 (i) of the Quota Charge Agreement shall be replaced in its entirety with the following wording:

"(i)	USD 9,605,000,000 (that is nine billion six hundred and five million U.S. $) and EUR 830,000,000 (that is eight hundred and thirty million euro) (the "Secured Principal"); plus

(f)	Part I of Schedule 3 (Credit Agreement) of the Quota Charge Agreement shall be replaced with Schedule A (Part I of Schedule 3 (Credit Agreement)) of this Agreement.

(g)
The content of Part IV of Schedule 3 (Incremental Assumption and Amendment Agreement) of the Quota Charge Agreement shall be deleted. Under the title “Part IV” a statement should be inserted that the content of such Part IV have been “intentionally left blank”.

(h)
The content of Part VII of Schedule 3 (February 2011 Incremental Assumption and Amendment Agreement) of the Quota Charge Agreement shall be deleted. Under the title “Part VII” a statement should be inserted that the content of such Part VII have been “intentionally left blank”.

(i)
The content of Part IX of Schedule 3 (August 2011 Incremental Assumption and Amendment Agreement) of the Quota Charge Agreement shall be deleted. Under the title “Part IX” a statement should be inserted that the content of such Part IX have been “intentionally left blank”.

(j)	Schedule 3 of the Quota Charge Agreement shall be supplemented with Schedule B (Part X of Schedule 3 (September 2012 Secured Notes Indenture)) of this Agreement.

3.	REGISTRATION OF CHANGES

3.1
The Chargor shall file with the Court of Registration an extract of this Agreement, attached as Schedule C (Form of the Extract of this Quota Charge Agreement) (the "Extract") within 10 (ten) Business Days of the date of this Agreement, in order to inform the Court of Registration of the amendment of the Quota Charge Agreement.

3.2
The Parties hereby authorise Oppenheim Ügyvédi Iroda (1053 Budapest, Károlyi Mihály u. 12., Hungary) to act before the Court of Registration in connection with the filing (including but not limited to sign any documents in relation thereto) of the Extract with the Court of Registration.

4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations
The provisions of the Quota Charge Agreement shall, save as amended by this Agreement, continue in full force and effect. The Parties agree that any filing to be made with any authority under this Agreement will serve for the sole purpose of administering the amendment to the Quota Charge Agreement, and shall not serve for the purpose of any re-registration of the Charge over the Quota. In addition, this Agreement and any filing to be made under this Agreement shall not in any way affect the ranking and the establishment date of the Charge.

4.2	Further assurance
The Chargor shall, at the reasonable request of the Chargee and at its own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	INCORPORATION OF TERMS
The provisions of clause 8 (Remedies and waivers), clause 9 (Severability), clause 13 (Notices) and clause 15 (Jurisdiction) of the Quota Charge Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement.

6.	GOVERNING LAW
This Agreement is governed by Hungarian law.

7.	RIGHTS OF THE COLLATERAL AGENT
Notwithstanding anything contained herein, the Parties agree that this Agreement shall be deemed a "Security Document" for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and accordingly each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agents under the Quota Charge Agreement and the First Lien Intercreditor Agreement shall continue in full force and effect and shall apply to this Agreement as if set out in full herein.

[Certification of the Public Notary and the related powers of attorney inserted]
SCHEDULE A
"SCHEDULE 3
Part I
CREDIT AGREEMENT"
(To Be Inserted)
SCHEDULE B
"SCHEDULE 3
Part X
SEPTEMBER 2012 SECURED NOTES INDENTURE"
(To Be Inserted)
SCHEDULE C
ÜZLETRÉSZ ZÁLOGSZERZŐDÉST MÓDOSÍTÓ SZERZŐDÉS KIVONATA
EXTRACT OF THE AMENDMENT TO THE QUOTA CHARGE AGREEMENT
a cégnyilvántartásról, a bírósági cégeljárásról és a végelszámolásról szóló 2006. évi V. törvény 2. számú melléklete II. 1. ea) pontjának figyelembe vételével with regard to the Clause II.1.ea) of Schedule No. 2 of the Act V of 2006 on Public Company Information, Company Registration and Winding-up Proceedings
(a továbbiakban: "Kivonat") amely az alábbi felek között készült Budakeszin, 2012. _______ __. napján létrejött módosító szerződés (a továbbiakban: "Szerződés") alapján:
(hereinafter referred to as the "Extract"), which has been prepared on the basis of the amendment agreement entered into by and between the parties named below in Budakeszi on __ __________ 2012 (hereinafter referred to as the "Agreement"):

(1)	A Wilmington Trust (London) Limited, amelynek székhelye 1 King's Arms Yard, London EC2R 7AF, Egyesült Királyság cím alatt található, képviseli __________________________, meghatalmazás alapján,

(1)	Wilmington Trust (London) Limited, having its registered office at: 1 King's Arms Yard, London EC2R 7AF, United Kingdom, represented by ____________________________________, under a power of attorney, mint zálogjogosult (a továbbiakban: "Zálogjogosult")
as chargee (hereinafter referred to as the "Chargee"),
valamint
and

(2)
CLOSURE SYSTEMS INTERNATIONAL B.V., amelynek székhelye a Teleportboulevard 140, 1043 EJ Amszterdam, Hollandia cím alatt található, és amelyet az amszterdami Kereskedelmi Kamaránál a 34291082-es számon tartanak nyilván, képviseli dr. Horvai-Hillenbrand Péter, meghatalmazás alapján,

(2)
CLOSURE SYSTEMS INTERNATIONAL B.V. having its registered seat at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, registered with the Chamber of Commerce in Amsterdam with registration number 34291082, represented by dr. Péter Horvai-Hillenbrand, under a power of attorney, mint zálogkötelezett (a továbbiakban: "Zálogkötelezett")
as chargor (hereinafter referred to as the "Chargor").
Fent nevezett felek a jelen Kivonatban az alábbiakat kívánják rögzíteni:
The parties named above wish to declare the following in the present Extract:

1.
A Zálogkötelezett és a Zálogjogosult a 2010. január 29-én kelt zálogszerződéssel (a "Zálogszerződés") üzletrész zálogjogot alapítottak a Zálogjogosult javára Zálogkötelezettnek a CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaságban (székhelye: 8000 Székesfehérvár, Berényi út 72-100., Magyarország; cégjegyzékszáma a Fejér Megyei Bíróság mint Cégbíróságnál: Cg. 07-09-013757, adószáma: 14122952-2-44, a továbbiakban: "Társaság") fennálló 16.908.940.000 ,- Ft, azaz tizenhatmilliárd-kilencszáznyolcmillió-kilencszáznegyvenezer forint névértékű, a Társaság jegyzett tőkéjének 100%-át megtestesítő üzletrészén. A Zálogszerződést a Zálogkötelezett és a Zálogjogosult 2010. május 4., 2010. november 16., 2011. február 1., 2011. február 9. és 2011. szeptember 8. napján módosította.

The Chargor and the Chargee created a quota charge in favour of the Chargee over the quota of the Chargor held in CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság (registered seat: 8000 Székesfehérvár, Berényi út 72-100., Hungary, company registration number: Cg. 07-09-013757 with the Fejér County Court as the Court of Registration, tax number: 14122952-2-44, hereinafter referred to as the "Company") with a nominal value of HUF 16,908,940,000 (i.e. sixteen billion nine hundred eight million one nine hundred and forty thousand Forint) representing 100% of the Company's registered capital by virtue of the quota charge agreement dated 29 January 2010 (the "Quota Charge Agreement"). The Quota Charge Agreement was amended by the Chargor and the Chargee on 4 May 2010, 16 November 2010, 1 February 2011, 9 February 2011 and 8 September 2011.

2.
A Zálogkötelezett és a Zálogjogosult a Szerződés rendelkezései alapján újból módosították a Zálogszerződés rendelkezéseit, többek között felemelték a Kötelezettségek összegét, melynek biztosítására az üzletrész zálogjog szolgál. A Zálogkötelezett és a Zálogjogosult ezúton megerősítik, hogy sem a Szerződés megkötése, sem a jelen Kivonat benyújtása semmilyen módon nem hat ki a Zálogjog ranghelyére és alapításának dátumára.

The Chargor and the Chargee have amended again the terms of the Quota Charge Agreement in accordance with the provisions of the Agreement; and, among others, increased the amount of the Obligations secured by the quota charge. The Chargor and the Chargee acknowledge that the conclusion of the Agreement and the submission of the present Extract do not in any way affect the ranking and the establishment date of the Charge.

3.
Jelen Kivonat a Szerződés rendelkezései alapján – kizárólag a Zálogszerződés módosításának cégbírósági bejelentése céljából – készült, és nem helyettesíti a felek között a Szerződésben foglaltak szerint létrejött részletes megállapodást. A Szerződés és jelen Kivonat közötti esetleges ellentmondás vagy eltérés esetén a Szerződés rendelkezései az irányadóak.

This Extract has been prepared on the basis of the terms and conditions set out in the Agreement exclusively for the purpose of giving notice to the court of registration on the amendment to the Quota Charge Agreement, and therefore, it may not substitute the detailed agreement between the parties contemplated in the Agreement. In case of any discrepancy between the Agreement and this Extract, the provisions of the Agreement shall prevail.

4.	Jelen Kivonat magyar és angol nyelven készült, a magyar és az angol nyelvű változat közötti eltérés esetén a magyar nyelvű verzió az irányadó.
This Extract has been prepared in the Hungarian and English language. In the event of any discrepancy between the Hungarian language and the English language versions, the Hungarian language version shall prevail.

5.
A Zálogkötelezett és a Zálogjogosult meghatalmazzák az Oppenheim Ügyvédi Irodát (cím: 1053 Budapest, Károlyi Mihály u. 12.) hogy a Fejér Megyei Bíróságnál, mint Cégbíróságnál a Kivonat benyújtásával kapcsolatban eljárjon (beleértve, de nem kizárólag bármely, ehhez kapcsolódó dokumentum aláírását).

The Chargor and the Chargee hereby authorise Oppenheim Law Firm (address: 1053 Budapest, Károlyi Mihály u. 12.) to act before the Fejér County Court as the Court of Registration in connection with filing (including but not limited to sign any documents relating thereto) this Extract.

Budakeszi, 2012. ___________ __ / __ ___________ 2012

…….……………………….	…………………………..…
WILMINGTON TRUST (LONDON) LIMITED Zálogjogosult / Chargee	CLOSURE SYSTEMS INTERNATIONAL B.V. Zálogkötelezett / Chargor

SIGNATURES

Closure Systems International B.V. – as Chargor

By:

Wilmington Trust (London) Limited – as Chargee

By:

CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság – as Company

By: